As filed with the Securities and Exchange Commission on November 21, 2025

Registration No. 333-291260

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEXTTRIP, INC.

(Exact name of registrant as specified in its charter)

Nevada	27-1865814
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3900 Paseo del Sol

Santa Fe, New Mexico 87507

(954) 526-9688

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William Kerby

Chief Executive Officer

NextTrip, Inc.

3900 Paseo del Sol

Santa Fe, New Mexico 87507

(954) 526-9688

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

David Ficksman

TroyGould PC

1801 Century Park East

16th Floor

Los Angeles, California 90067

(310) 553-4441

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment, which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

Explanatory Note

This Amendment No. 1 (the “Amendment”) to the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on November 4, 2025 is being filed for the purpose of (i) updating the description of the Company’s Preferred Stock as a result of the conversion of a number of the series of the Company’s Non-Voting Convertible Preferred Stock; (ii) updating the exhibit index set forth in Part II of this registration statement and (iii) inserting the delaying amendment language in the immediately preceding paragraph.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated November 21, 2025

PROSPECTUS

NEXTTRIP, INC.

$75,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

From time to time, we may offer and sell up to an aggregate amount of $75,000,000 of any combination of the securities described in this prospectus in one or more offerings. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable antidilution provisions. We may sell the securities to or through underwriters and also to other purchasers or through agents. The names of any underwriters or agents, and any fees, discounts or other compensation payable to them will be set forth in the applicable prospectus supplement accompanying this prospectus.

We will provide the specific terms of these offerings in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.

Our common stock is listed on The Nasdaq Capital Market under the symbol “NTRP”. On November 19, 2025, the last reported sale price of our common stock on The Nasdaq Capital Market was $3.85 per share. As of November 19, 2025, the aggregate market value of our outstanding shares of Common Stock held by non-affiliates was $25,721,573 based on 12,299,482 shares of common stock outstanding, of which 6,680,928 shares were held by non-affiliates on such date, and based on a closing sale price of our common stock of $3.85 per share on that date. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding 1/3 of our public float in any 12-month period so long as our public float remains below $75,000,000.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters, dealers, or through a combination of these methods on a continuous or delayed basis. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from any such sale by us will also be included in a prospectus supplement.

Investing in our securities involves significant risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 13 of this prospectus and in any applicable prospectus supplement and free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus or any prospectus supplement or free writing prospectuses.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________, 2025.

i

ii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell, either individually or in combination, in one or more offerings, up to a total dollar amount of $75,000,000 of shares of our common stock (“Common Stock”), preferred stock (“Preferred Stock”), various series of debt securities, rights to purchase shares of our Common Stock or Preferred Stock, and/or warrants to purchase any such securities, either individually or as units comprised of a combination of one or more of the other securities .

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Information Incorporated by Reference”, before buying any of the securities being offered.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with information in addition to or different from that contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We take no responsibility for and can provide no assurances as to the reliability of, any information not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

References in this prospectus to the terms “NextTrip”, “we”, “us”, “our” or the “Company” or other similar terms refer, collectively, to NextTrip, Inc., unless we state otherwise or the context indicates otherwise.

When we refer to “you”, we mean the potential holders of the applicable series of securities.

NOTE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated herein by reference includes forward-looking statements within the meaning of Section 27A of the Securities Act, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For this purpose, any statements contained herein, other than statements of historical fact, may be forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including any statements about our future performance, business, financial condition, strategic transactions (including mergers, acquisitions and management services agreements), sources of revenue, operating results, plans, objectives, expectations and intentions; any statements regarding future economic conditions; and any statements of belief or assumptions including underlying any of the foregoing. In this prospectus and the information incorporated herein by reference, words such as “anticipate”, “believe”, “estimate”, and variations of such words or similar expressions are used to identify these forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors. These risks are described in greater detail in the section entitled “Risk Factors” of this prospectus. Many of these factors that will determine actual results are beyond our ability to control or predict. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. In addition, any forward-looking statements in this prospectus represent our views only as of the date of this prospectus and should not be relied upon as representing our views as of any subsequent date. We anticipate that subsequent events and developments will cause its views to change. However, while we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, except as may be required by law, whether as a result of new information, future events or otherwise. Our forward-looking statements generally do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

Refer to the section entitled “Risk Factors” of this prospectus, and any other risk factors set forth in any accompanying prospectus supplement and in any information incorporated by reference in this prospectus or any accompanying prospectus supplement to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements, as well as any other risk factors and cautionary statements described in the documents we file from time to time with the SEC, specifically our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Definitive Proxy Statements on Schedule 14A and Current Reports on Form 8-K, including sections therein titled “Risk Factors” and “Note About Forward-Looking Statements”, respectively. See “Information Incorporated by Reference” in this prospectus.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision in our securities. Before investing in our securities, you should carefully read this prospectus, any applicable prospectus supplement, and any documents incorporated by reference, including the information contained under the heading “Risk Factors” beginning on page 13 in this prospectus and under similar headings in our recent Annual Report on Form 10-K for the fiscal year ended February 28, 2025, before making an investment decision. As used in this prospectus, unless the context otherwise requires, references to “we,” “us,” “our,” “Company,” and “NextTrip” refer to NextTrip, Inc. and its subsidiaries.

Business Overview

NextTrip is an early-stage, technology-driven travel company developing an integrated travel booking and media platform designed to connect leisure, group and business travelers to the world. Our travel booking platform is powered by our proprietary NXT2.0 booking engine, which offers extensive inventory, supporting both travelers and distributors with a platform for curating personalized experiences and efficient trip planning and booking. We market our travel services through several core brands including NextTrip Vacations (direct-to-consumer leisure travel), Five Star Alliance (luxury and cruise bookings) and NextTrip Business (small-to-mid-sized corporate travel) and differentiate our platform through specialty features, including specialized widgets for groups (the “Groups Platform”) and travel agents (the “Travel Agent Platform”) and PayDlay, a delayed payment booking option. Complementing our booking engine are our media properties, including Journy.tv and Travel Magazine, which provide destination content that we believe will drive high-intention traffic into our booking funnel and, over time, constitute a separate high-margin advertising revenue stream.

By integrating our media properties with our travel booking platform, our ambition is to build a next-generation travel solution for consumers, allowing them to better research and explore desired travel destinations. To accomplish this, we will be using content from ours and others’ media platforms featuring travel videos, blogs and articles along with access to curated travel products from our strategic partnerships, all supported by our technology and call center agents. Upon full integration of our travel and media platforms, we believe our offers will both inspire and empower consumers to make informed choices when booking. This contrasts with the existing online travel agency (“OTA”) model that focuses on volume bookings with little to no service support.

Current Scale and Going Concern

We are in the earliest stages of commercial operations.

For the fiscal years ended February 28, 2025, and February 29, 2024, we generated aggregate revenues of approximately $0.5 million and $0.46 million, respectively, derived from travel bookings, which include the sale of travel products such as airline tickets and hotel rooms as well as travel services such as travel insurance and ground activities.

For the six months ended August 31, 2025, and August 31, 2024, we generated aggregate revenues of approximately $0.90 million and $0.34 million, respectively, derived from travel bookings, which include the sale of travel products such as airline tickets and hotel rooms as well as travel services such as travel insurance and ground activities.

Due to uncertainties regarding our ability to meet our current and future operating and capital expenses, there is substantial doubt about our ability to continue as a going concern for 12 months from the date of filing of our most recent Quarterly Report on Form 10-Q for the quarter ended August 31, 2025, which was filed with the SEC on October 15, 2025, and the report of our registered independent public accounting firm filed with our Annual Report on Form 10-Q our the fiscal year ended February 28, 2025 contains a going concern qualification.

We expect to continue to incur net losses and negative cash flows from operations for the foreseeable future as we invest in technology enhancements, supplier relationships, and marketing initiatives. Throughout this prospectus, whenever we discuss our operational achievements, ecosystem, or growth plans, you should consider that we presently have nominal revenues, limited operating history, minimal brand awareness, and will require significant additional capital to execute our business model.

NXT2.0 – Our Integrated Travel Booking Platform

At the core of our business is our proprietary, direct-to-consumer NXT2.0 travel booking engine, which has been continually enhanced and developed through a series of acquisitions of a variety of media and travel assets. NXT2.0 powers several websites, including our main leisure site, nexttrip.com, and fivestaralliance.com, our widgets for The Groups and Travel Agent Platforms, as well as providing travel booking solutions for our media hubs, Journy.tv, and travelmagazine.com. We serve both leisure and business travelers by offering them access to travel blogs, videos and concierge assistance to aid in planning travel, coupled with our proprietary booking platform for the direct purchase of flights, hotels, vacation homes, cruise, tours, and other travel products. Our content includes destination guides, maps and travel tips, designed to help travelers plan memorable trips and book those trips on our travel platform.

Development of the Platform

NextTrip (formerly Monaker Group) initially marketed alternative lodging rentals through its proprietary NXT1.0 booking engine, but in June 2022 it materially advanced its technological capabilities by acquiring the Bookit.com platform, included the Bookit.com booking engine, customer lists, all content associated with hotel and destination product in the booking engine, including pictures, hotel descriptions, restaurant descriptions, room descriptions, amenity descriptions, destination information, and source code related thereto, as well as all contracts and agreements of Bookit.com. Previously, the acquired technology powered the Bookit.com business, a well-established online leisure travel agent generating over $400 million in annual sales as recently as 2019 (pre-pandemic). Since 2022, we have been focused on the integration of Bookit.com technology, source code and application programming interfaces (APIs) into the NXT2.0 technology platform, which serves as a base for current and future technology projects as well as proprietary system enhancements and the development of additional specialized features and core brands. This is one of the key areas of focus related to integrating APIs into the NXT2.0 technology platform. This process involves first identifying travel providers, negotiating relevant contracts, obtaining API keys and agreeing to terms of use. NextTrip developers then write code to connect the APIs into the NXT2.0 platform, map and normalize the relevant data and then complete the front-end user interface integration. As part of the acquisition of the Bookit.com assets, NextTrip was afforded access to approximately 250 third-party travel suppliers with previously developed APIs that gave Bookit.com access to these significant travel products. Although the relevant contracts were terminated when Bookit.com was closed during the COVID-19 pandemic, NextTrip acquired all the data, tools and APIs to re-approach such travel providers for a seamless re-launch of previously existing product offerings, which is helping to accelerate NextTrip’s entry into a wide range of markets. It would have been very difficult and costly for NextTrip, as a new and smaller player in the travel industry, to acquire such access, data and APIs to reach such a level of product offerings organically without the Bookit.com acquisition.

We launched our platform in May 2023 with limited listings. Since then, we have scaled by adding strategic product suppliers resulting in over four million hotel properties, vacation rental homes and cruise products, giving NextTrip a comprehensive global leisure travel inventory base.

Travel Products and Services

As with many OTAs or booking engines in the travel industry, a travel booking platform is the technological foundation of the business. NextTrip’s travel-product strategy relies on the NXT2.0 booking engine, whose commercial viability depends on a mix of higher-margin direct contracts and lower-margin, third-party API inventory which broadens the platform’s reach. The Company’s principal objective is to negotiate fixed-base-pricing agreements that confer pricing control and margin optimization; these contracts permit the Company to deploy competitively priced promotions while preserving profitability. Early initiatives have concentrated on hotel and vacation suppliers, including the April 3, 2025 agreement under which NextTrip became the exclusive booking engine for Intimate Hotels of Barbados, a consortium of more than 35 independent properties.

This flexibility affords us the opportunity to run specials on travel offerings that are highly competitive, but we will require additional funding to support comprehensive marketing and awareness campaigns to attract new customers. Until this happens, we are working to target customers with low dollar marketing campaigns in the leisure travel space, as well as pursuing strategic partnerships and specialized travel offerings (e.g. Groups Platform), while maintaining competitiveness within our marketplace through adjustment of pricing.

To supplement and scale its proprietary content, NextTrip has layered in third-party inventory through API integrations, thereby furnishing users with comprehensive, one-stop access to more than four million hotels, vacation rentals, cruises, and activity products worldwide. This phase commenced with the acquisition of BookIt.com and associated access to Expedia’s global hotel database and has since expanded to encompass strategic alliances with Nuitée, Global Distribution Systems, Signature Vacations, and other third-party suppliers. The Company has also strengthened its luxury and cruise offerings through the acquisition of Five Star Alliance, whose curated portfolio of over 5,000 five-star properties and 400,000 monthly site visitors, resulting in an industry coveted 4.9-star Trustpilot rating, helps enhance NextTrip’s technology-driven platform. Collectively, these integrations intend to provide the inventory depth necessary to activate NextTrip’s specialty features, facilitate cross-selling, and establish a scalable foundation for future direct-contract growth. See “Recent Developments – Acquisition of Five Star Alliance” for more details on the transaction.

The acquisition of TA Pipeline in August 2025 represents a significant milestone in NextTrip’s expansion of its Groups and MICE (Meetings, Incentives, Conferences, Exhibitions) vertical, an area with strong growth potential and margin contribution. TA Pipeline has established itself as a premier group-travel agency platform with deep expertise in delivering end-to-end solutions for conferences, conventions, weddings, and affinity groups, often servicing groups ranging from 50 to 5,000 travelers. Its strong relationships with suppliers, planners, and affinity partners align seamlessly with NextTrip’s vertically integrated “content-to-commerce” ecosystem, providing:

●	High-Value Customer Base: The acquisition expands NextTrip’s reach into large group travel organizers, a segment characterized by high transaction values and repeat business.
●	Technology & Synergies: By integrating TA Pipeline’s customer pipeline into NextTrip’s proprietary NXT2.0 booking technology, PayDlay financing tool, and concierge services, the Company is positioned to enhance conversion rates and drive incremental travel bookings.
●	Cross-Media Leverage: TA’s group and event-based customers will be supported by NextTrip’s media brands (JOURNY.tv, and Travel Magazine 2.0), creating new marketing opportunities and accelerating NextTrip’s dual revenue model of advertising and travel bookings.

The TA Acquisition exemplifies the Company’s “buy-and-build” strategy of acquiring complementary assets that are accretive to revenues and synergistic with NextTrip’s broader vision of redefining how consumers and organizations discover, plan, and book travel. See “Recent Developments – Acquisition of TA Pipeline” for more details on the transaction.

NextTrip’s offerings include a mixture of direct contracts and third-party API content which span leisure and business travel, alternative lodging, wellness travel, and media solutions, engaging customers throughout their travel journey with both individual and packaged options. Such product offering highlights include:

●	NextTrip Leisure – A robust booking engine providing customized vacation packages, flights, hotels, tours, wellness vacations, cruise and group travel options.

●	NextTrip Luxury & Business – Five Star Alliance provides access to over 5,000 luxury hotel properties worldwide featuring booking, expense reporting, concierge services, and 24/7 support.

●	NextTrip Cruises – a fully integrated cruise booking engine providing access to over 10,000 sailings and 35 cruise partners. Travelers benefit from exclusive pricing, concierge service, and bundled packages that include transfers, pre- and post-cruise stays, and expert travel support.

●	NextTrip Solutions – A suite for product management and white-label solutions, including property management, vacation rentals, and a portal to support travel agents – the Travel Agent Platform.

●	NextTrip Media – Travel Magazine and Journy.tv, offering travelers inspiration and information through articles, videos, and immersive digital experiences. This will include personalized travel content for users to explore and share with friends and family.

NXT2.0 Platform Features

Our NXT2.0 travel booking platform at nexttrip.com offers tools for browsing and comparing flights, hotels, tours, cruises and activities. Additionally, we allow travelers to defer payments on select vacation packages with our proprietary PayDlay program. PayDlay allows travelers to purchase travel with a small deposit and make subsequent payments between purchase and the week before travel. Registered NextTrip travelers can manage bookings, receive updates on special offers, and subscribe to newsletters with travel tips and destination highlights. Security is a priority, with rigorous content screening and Payment Card Industry compliance to safeguard customer information. The platform further distinguishes itself through exclusive supplier partnerships that yield preferential rates, targeted promotions, and inventory advantages, while its robust architecture supports complex group bookings—covering conferences, conventions, and destination weddings via a specialized Groups Platform—and equips over 150 beta-testing professionals with a Travel Agent Platform that streamlines multi-passenger reservations.

As NextTrip executes its business model by increasing its inventory base and expanding key partnerships, it plans to launch a series of additional features designed to benefit its users. We intend to further integrate NextTrip’s media features with its booking system, bringing together travel content and itinerary management in one interface. The “My Journy” personalized travel-planning magazine is intended to provide editorial features, destination information, and user-specific offers based on analysis of past searches and bookings. By including this content in the booking process, NXT2.0 aims to turn browsing into bookings more efficiently and give suppliers better opportunities to promote their products. NextTrip also plans to introduce a multi-level Rewards program that gives benefits for repeat bookings, using different channels, and social interactions within the platform. A planned group chat and sharing feature will let families, friends, and corporate groups work together on itinerary changes in real time. These developmental features are designed to encourage customer loyalty and keep users engaged with NXT2.0. An AI-powered travel assistant is in development which is intended to provide recommendations, price alerts and support, offering services usually found in premium travel agencies in a digital format. Following the initial launch of the Travel Agent Platform, NextTrip is continuing development on new tools for travel agents. With new product options like cruises, wellness retreats, and extra experiences, NXT2.0 aims to attract more leisure and business travelers. These updates are intended to boost user engagement, speed up bookings, and increase customer value, while giving NextTrip a competitive edge through technology and personalized data.

NextTrip Integrated Media Solutions

In addition to the key features, robust inventory, and focus on underserved market opportunities like groups and travel agent bookings, a key differentiator benefiting the growth and development of our NXT2.0 booking engine is our media strategy which, when fully integrated with NXT2.0, is intended to offer a comprehensive travel and media ecosystem designed to guide and support consumers throughout their travel experience from inspiration to booking, to travel to sharing the journey on social media.

NextTrip, Inc. | 2025

A Full Funnel Ecosystem

Inspiration
Dreaming
Research
Planning
Booking
Anticipation
Travel
Memories
Sharing Experience
Awareness
Consideration
Conversion
Experience
Brand Loyalty
JOURNY
NextTrip
FIVE STAR ALLIANCE
TA PIPELINE
GROUPS MADE EASY
TRAVEL MAGAZINE
TRAVEL MAGAZINE

Built for Inspiration, Exploration and Booking

NextTrip leverages its media brands—TravelMagazine.com and Journy.tv—as strategic tools to generate travel bookings by integrating content, marketing, and booking technology as well as to generate advertising revenues for third-party content. The strategy includes generating content marketing and inspiration, integrating booking opportunities into that content and generating feedback from such advertising data to better target and identify travel interests and intent, which is intended to lead to growing brand trust and authority and future partnerships and opportunities for sponsored advertising content.

By combining engaging travel content with seamless booking technology and targeted marketing, NextTrip’s media brands serve as both inspiration engines and direct booking channels. This holistic approach helps capture travelers at every stage of the decision-making process, ultimately driving more bookings through the NXT2.0 platform and independent advertising revenue.

Key media brands and partnership include:

●	Travel Magazine – TravelMagazine.com is our media hub. It is an online travel publication that provides articles, guides, tips, and inspiration for travelers. Coming soon is “My Bucket List,” a platform where travelers can create and share personalized travel lists, supported by booking features and local insights.

●	Journy.tv – In April 2025, we acquired Journy.tv, a Free Ad-Supported Streaming TV (“FAST”) Channel that specializes in travel, adventure, and culture-focused content. In July 2025, we merged Compass.tv, our AVOD (Advertising-based Video on Demand) platform designed to provide streaming television content, into Journy.tv to create a unified offering of both FAST and VOD assets.

●	Promethean – Promethean is our proprietary interactive video overlay platform which is intended to drive ad revenue and facilitate content-to-commerce integration.

●	Leap Media – In December 2024, NextTrip announced its collaboration with Leap Media Group, a respected leader with over 35 years in TV advertising, media planning and buying, to support the launch of advertising on Journy.tv by delivering branded entertainment content and advertising seamlessly across its platform.

●	Blue Fysh – In February 2025, the Company and Blue Fysh Holdings Inc. (“Blue Fysh”) entered into a share exchange agreement creating minority ownership positions between the entities, as part of their mutual efforts to work together to expand each company’s business opportunities. See “Recent Developments – Blue Fysh Share Exchange” for more details on the transaction.

The strategic partnership between NextTrip and Blue Fysh is intended to focus on:

●	Expanded audience reach integrating NextTrip’s FAST Channel (Journy.tv), media platform (TravelMagazine.com), and travel products platform (NextTrip.com) with Blue Fysh’s expertise in digital OOH solutions throughout North America;

●	Increased advertising revenue by leveraging their combined media assets, to enhance their ability to broaden reach, deployment, and higher expected advertising fees, providing greater value to advertisers and stakeholders;

●	Enhanced sales efforts with NextTrip utilizing Blue Fysh’s strategic sales relationships to contribute advertising sales across NextTrip’s media platforms; and

●	Increased Brand Awareness as a result of Blue Fysh’s media relationships and digital displays to help create flash marketing campaigns to raise awareness of NextTrip and highlight NextTrip’s travel products and services as well as its media properties, Journy.tv and Travel Magazine.

Revenue Strategy and Development of an Integrated Travel and Media Ecosystem

NextTrip’s revenue strategy and business model focuses on integrating its Media and Travel divisions, offering users a comprehensive ecosystem designed to guide and support them throughout the travel experience. Presently, NextTrip generates revenue through two core methods: travel bookings and advertising revenue.

Travel Bookings and Related Services

NextTrip, like many OTAs and travel platforms, can generate revenue through a variety of channels. The specific mix depends on the continued development of our platform, execution of our business model, partnerships, and the types of services we offer at any given time.

Product sales are generally structured either: (1) as a set commission on the sale of a travel product whereby the supplier or wholesaler controls the pricing (as is the case with the majority of Five Star Alliance products), or (2) through a direct, negotiated contract between product supplier and the Company (as is the case with the majority NextTrip’s products) which allows the Company to set its own retail pricing based upon market forces and a need to maintain a markup above its fixed cost. Commission-based travel products are generally lower margin than directly negotiated travel products.

The flexibility of directly negotiated contracts affords the Company the opportunity to both run specials that are highly competitive but result in low margins, or to simply adjust pricing to maintain competitiveness within its market. Key factors that affect revenues and profitability include competitive market pressures from other travel suppliers and distributors, variable contract terms, marketing budget to create awareness, and seasonality.

Leisure travel bookings currently generate the majority of our nominal revenues. This includes the sale of travel products such as airline tickets, hotel rooms, and cruises as well as travel services such as travel insurance and ground activities. While we believe this revenue can be accelerated with an enhanced marketing budget, management has largely focused on supplements to its travel offerings by including travel technology products such as our Travel Agent and Groups Platforms.

Additionally, offering concierge-level customer support, trip planning assistance or other premium features can provide peace of mind and added convenience and may result in premium service fees added to the cost of booking, which represents direct revenue for NextTrip.

Advertising

The Company is building its own media and advertising ecosystem through Travel Magazine, and Journy.tv. These media platforms are designed to allow users to explore and educate themselves on travel. The revenue strategy in the media division is two-pronged: (1) as the number of viewers/users grows, it drives the advertising rates the Company can charge third-parties to promote travel products and services to our audience and (2) outside of the direct advertising dollars generated from our media platforms which are expected to become a key driver of higher margin revenue than those earned from travel product sales, but as the audience grows it will provide additional opportunities for NextTrip to promote its own travel offerings to highly targeted viewers, thus lessening the need for spending significant marketing dollars through other mediums to attract consumers.

To drive this initiative, the Company has entered into partnerships with Travel Spike and Leap Media Group, respected leaders in the travel category with decades of experience in TV advertising, media planning and buying. Journy.tv is now equipped to deliver branded entertainment content and advertising seamlessly across its platform, supported by targeted media strategy designed to optimize revenue well delivering high quality content to travel enthusiasts.

Development of Integrated Revenue Model – Strategy and Current Status

As the Company is still in the developmental phase of its commercial operations and has thus far realized only nominal revenues, the successful execution of our business strategy is predicated upon our capacity to broaden and deepen our supplier base, cultivate and maintain a robust customer network, and obtain adequate financing to underwrite our marketing initiatives and continued product development. There can be no assurance that we will be able to accomplish any of these objectives.

NextTrip is in the early stages of development and roll out of its comprehensive travel and media model. While the products introduced to date (See above “NXT2.0 Platform Features – Existing Features”) are now functional and responsible for the current, nominal revenue generation of the Company, the corresponding revenue streams are currently both small and unpredictable relative to the established travel industry leaders.

While our core marketing initiatives have been handicapped due to budget constraints, we have undertaken limited promotions focused on higher margin products, in sought after vacation regions like Mexico and the Caribbean. Recognizing these marketing budget restraints, we focused our efforts on expanding our product offering globally with major suppliers, including Expedia and Nuitée, among others. Management believes this was a critical step to allow for the launch and promotion of specialty travel services like NextTrip’s Groups Platform (i.e. destination weddings, conferences and conventions), NextTrip Travel Agents Platform and business-focused travel offerings. These types of programs require unique technologies, broad global inventory offerings, and specialized servicing. Key to this development is the fact that the platforms fall outside of the typical OTA business model, thereby justifying the supply of travel products from large OTAs, which in turn supports our platforms while being mutually beneficial to both parties.

Our ability to capitalize on existing travel technology platforms is severely restricted due to the lack of funding to drive marketing programs. Enhancements to the existing platforms along with the introduction of new programs under development (See above “NXT2.0 Platform Features – Features in Development”) are needed to complete the model. The timeline to complete these programs is dependent upon our ability to raise capital; however, we believe that most programs can be delivered within 180 days of obtaining such necessary funding. Once fully functioning, we believe the model will deliver accelerated growth as its “conversion technology” focuses on underserved areas in the travel sector utilizing platforms (i.e. PayDlay, Groups bookings and Travel Agents) that are not well serviced by the major travel industry leaders. Additionally, we have introduced engagement and media solutions (i.e. Journy.tv and Travel Magazine), allowing users to better plan future travel. We believe a natural extension of providing users with media solutions to assist with travel planning will further the development and growth of a NextTrip ecosystem. This ecosystem is expected to assist NextTrip in reducing external marketing expenditures while creating a new revenue channel from targeted and timely advertising designed to assist users in their travel planning. Upon completion of the NextTrip model, the Company expects to drive revenues from travel solutions outside of the focus of major travel competitors as highlighted in the table above.

The Company has also engaged Save Your Day Films, a London-based production company celebrated globally for award-winning factual programming and captivating travel content, as an in-house production partner to deliver exclusive content as part of Media strategy, driving traffic, cross-promotional opportunities and licensing revenues.

Risks Associated with Our Business

Our revenue is derived from the global travel industry, and a prolonged or substantial decrease in global travel, particularly air travel, could adversely affect our operating results.

We need additional capital, which may not be available on commercially acceptable terms, if at all, which raises questions about our ability to continue as a going concern.

We are not profitable and may never become profitable.

We have outstanding indebtedness, which could adversely affect our business and financial condition.

If distributors are unable to drive customers to our websites and/or we are unable to drive visitors to our websites, from search engines or otherwise, this could negatively impact transactions on the websites of our distributors as well as our own websites and consequently cause our travel revenue to decrease.

Unfavorable changes in, or interpretations of, government regulations or taxation of the evolving product offerings, Internet and e-commerce industries could harm our travel division operating results.

If we are not able to maintain and enhance our NextTrip brand and the brands associated with each of our platforms, our reputation and business may suffer.

Our long-term success depends, in part, on our ability to expand traveler bases outside of the United States and, as a result, our business is susceptible to risks associated with international operations.

The market in which we participate is highly competitive, and we may be unable to compete successfully with our current or future competitors.

If we are unable to introduce new or upgraded products, services or features that distributors, travelers or agents recognize as valuable, we may fail to: drive additional travelers to our websites, retain existing distributors, and/or attract new distributors. Our efforts to develop new and upgraded services and products could require us to incur significant costs.

We are exposed to fluctuations in currency exchange rates.

If we fail to protect confidential information against security breaches, or if distributors or travelers are reluctant to use our online marketplace because of privacy or security concerns, we might face additional costs, and activity on our websites could decline.

Cyber-attacks and system vulnerabilities could lead to sustained service outages, data loss, reduced revenue, increased costs, liability claims, or harm to our competitive position.

If our systems cannot cope with the level of demand required to service our consumers and accommodations, we could experience unanticipated disruptions in service, slower response times, decreased customer service and customer satisfaction, and delays in the introduction of new services.

Loss or material modification of our credit card acceptance privileges could have a material adverse effect on our business and operating results.

We currently rely on a small number of third-party service providers to host and deliver a significant portion of our services, and any interruptions or delays in services from these third parties could impair the delivery of our services and harm our business.

If we do not adequately protect our intellectual property, our ability to compete could be impaired.

We may be subject to claims that we violated intellectual property rights of others, which are extremely costly to defend and could require us to pay significant damages and limit our ability to operate.

If the businesses and/or assets that we have acquired or invested in do not perform as expected or we are unable to effectively integrate acquired businesses, our operating results and prospects could be harmed.

Failure to obtain adequate insurance coverage could put us at risk for uninsured losses.

We are dependent on key personnel, and the loss of any of these individuals could harm our business.

Our Bylaws contain provisions for indemnifying our officers and directors.

Our operating costs could be significantly higher than we expect, and this could reduce our future profitability.

Risks Related to Our Securities

The price of our securities is subject to volatility related or unrelated to our operations, which could result in substantial losses for our stockholders.

We could be subject to securities class action litigation.

Historically, there has been a limited trading market in our common stock, and you may therefore have difficulty selling your securities at a price that you determine is satisfactory.

If we are unable to comply with the continued listing requirements of the Nasdaq Capital Market, our common stock could be delisted, which could affect our common stock’s market price and liquidity and reduce our ability to raise capital.

You may experience significant dilution as a result of future equity offerings or the conversion of outstanding shares of our convertible preferred stock.

Our outstanding warrants may result in further dilution to our stockholders.

We do not intend to pay dividends on our common stock, and your ability to achieve a return on your investment will depend on appreciation in the market price of our securities.

If securities or industry analysts do not publish research or reports about us, or if they issue adverse or misleading opinions regarding us or our securities, the market price of our securities and their trading volume could decline.

Sales of a substantial number of shares of our common stock in the public market could cause our stock price to fall.

If we fail to maintain effective internal control over financial reporting, the market price of our securities may be adversely affected.

Provisions in our Charter and Bylaws could discourage a takeover that stockholders may consider favorable and may lead to entrenchment of management.

We could issue one or more additional series of shares of preferred stock with the effect of diluting existing stockholders and impairing their voting and other rights.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, with respect to any of our securities, you should carefully consider the information set forth in this prospectus, including under the heading “Risks Associated with our Business” and in any applicable prospectus supplement and in the documents incorporated by reference into this prospectus, including our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K or the Definitive Proxy Statement for our 2025 Annual Meeting on file with the SEC, all of which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future

The risks included in this prospectus, the applicable prospectus supplement and the documents we have incorporated by reference are not the only ones we face. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. The occurrence of any of these risks could materially adversely affect our business, financial condition, results of operations and prospects. As a result, the value of our securities could decline and you could lose part or all of your investment therein. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. Conditions that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, cash flows and results of operation. For more information, see “Information Incorporated by Reference” in this prospectus.

THE SECURITIES WE MAY OFFER

We may offer shares of Common Stock and Preferred Stock, various series of debt securities, rights to purchase shares of Common Stock and Preferred Stock, and/or warrants to purchase any such securities, either individually or in combination, up to a total dollar amount of $75,000,000 from time to time under this prospectus, together with any applicable prospectus supplement and any related free writing prospectuses, at prices and on terms to be determined by market conditions at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;

●	aggregate principal amount or aggregate offering price;

●	maturity;

●	original issue discount, if any;

●	rates and times of payment of interest or dividends, if any;

●	redemption, conversion, exchange or sinking fund terms, if any;

●	conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

●	ranking;

●	restrictive covenants, if any;

●	voting or other rights, if any; and

●	important U.S. federal income tax considerations.

Any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE BY US OF OUR SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:

●	the names of those agents or underwriters;

●	applicable fees, discounts and commissions to be paid to them;

●	details regarding over-allotment or other options, if any; and

●	the net proceeds to us.

USE OF PROCEEDS

Except as described in any applicable prospectus supplement or in any related free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by us hereunder, if any, for working capital, research and development costs, capital expenditures, and general corporate purposes, funding future acquisition of other companies, purchasing other assets or lines of business, repurchasing Common Stock, or for any other purpose we describe in the applicable prospectus supplement. We have not determined the amounts we plan to spend on any of these areas or the timing of these expenditures. As a result, our management will have broad discretion regarding the application of the net proceeds from the sale of securities described in this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following is a summary description of the Common Stock, which does not purport to be complete and is summarized from, and is qualified in its entirety by reference to, our Articles of Incorporation, and Bylaws, to which you should refer and copies of which are incorporated herein by reference as Exhibits 3.1 and 3.2, respectively, and to the registration statement on Form S-3 of which this prospectus forms a part. The summary below is also qualified by provisions of applicable law, including the Nevada Revised Statutes.

Common Stock

We are authorized to issue up to a total of 250,000,000 shares of common stock, par value $0.001 per share. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our common stock have no cumulative voting rights.

Further, holders of our common stock have no pre-emptive or conversion rights or other subscription rights. Upon our liquidation, dissolution or winding-up, holders of our common stock are entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any of our outstanding shares of preferred stock. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of our assets which are legally available. Each outstanding share of our common stock is, and all shares of common stock to be issued in this offering when they are paid for, will be fully paid and non-assessable.

The holders of one-third of the voting power of the outstanding shares of our stock outstanding, represented in person or by proxy, are necessary to constitute a quorum for the transaction of business at any meeting. Except in regards to proposals that require the approval of a majority of the issued and outstanding shares, if a quorum is present, an action by stockholders entitled to vote on a matter is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, with the exception of the election of directors, which requires a plurality of the votes cast.

Preferred Stock

Our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the designations, powers, preferences, privileges, and relative participating, optional, or special rights as well as the qualifications, limitations, or restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, and liquidation preferences, any or all of which may be greater than the rights of the common stock. Our board of directors, without stockholder approval, will be able to issue convertible preferred stock with voting, conversion, or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could be issued quickly with terms calculated to delay or prevent a change of control or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock, and may adversely affect the voting and other rights of the holders of common stock.

Our board of directors will fix the designations, voting powers, rights, preferences and privileges of each series, as well as the qualifications, limitations or restrictions thereof, of the Preferred Stock of each series that we offer under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of Preferred Stock we are offering before the issuance of that series of Preferred Stock. This description will include:

●	the title and stated value;

●	the number of shares being offered;

●	the liquidation preference per share;

●	the purchase price per share;

●	the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the Preferred Stock on any securities exchange or market;

●	whether the Preferred Stock will be convertible into Common Stock, and the conversion rate or conversion price, or how they will be calculated, and the exchange period;

●	voting rights, if any, of the Preferred Stock;

●	preemption rights, if any;

●	restrictions on transfer, sale or other assignment, if any;

●	a discussion of any material or special United States federal income tax considerations applicable to the Preferred Stock;

●	the relative ranking and preferences of the Preferred Stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	the limitations on issuances of any class or series of Preferred Stock ranking senior to or on a parity with the series of Preferred Stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the Preferred Stock.

Upon issuance, the shares of Preferred Stock will be fully paid and non-assessable.

Series E Convertible Preferred Stock

Under the Certificate of Designations of the Series E Preferred Stock, the shares of the Company’s preferred stock as Series E Convertible Preferred Stock (the “Series E Preferred”) have an initial stated value of $1,500 per share (the “Stated Value”). Dividends at the initial rate of 9% per annum will accrue and, on a monthly basis, shall be payable in kind by the increase of the Stated Value of the Series E Preferred by said amount. The holders of shares of the Series E Preferred have the right at any time to convert all or a portion of the Series E Preferred (including, without limitation, accrued and unpaid dividends and make-whole dividends through the third anniversary of the closing date) into shares of the Company’s common stock at an initial conversion rate determined by dividing the Conversion Amount by the conversion price ($0.13 above the consolidated closing bid price for the trading day prior to the execution of the related stock purchase agreement). The Conversion Amount is the sum of the Stated Value of the shares of Series E Preferred then being converted plus any other unpaid amounts payable with respect to the Series E Preferred being converted plus the “Make Whole Amount” (the amount of any dividends that, but for the conversion, would have accrued at the dividend rate for the period through the third anniversary of the initial issuance date). The Conversion Rate is also subject to adjustment for stock splits, dividends recapitalizations and similar events.

Series H Convertible Preferred Stock

On January 26, 2024, the Company filed a Certificate of Designation of Series H Convertible Preferred Stock (the “Series H Certificate of Designation”) with the Secretary of State of the State of Nevada, designating 150,000 shares of the Company’s preferred stock as Series H Preferred Stock, par value $0.001 per share (the “Series H Preferred”).

The terms and conditions set forth in the Series H Certificate of Designation are summarized below:

Ranking. The Series H Preferred rank pari passu to the Company’s common stock.

Dividends. Holders of Series H Preferred will be entitled to dividends, on an as-converted basis, equal to dividends actually paid, if any, on shares of Company common stock.

Voting. Except as provided by the Company’s Charter or as otherwise required by the Nevada Revised Statutes, holders of Series H Preferred are entitled to vote with the holders of outstanding shares of Company common stock, voting together as a single class, with respect to all matters presented to the Company’s stockholders for their action or consideration. In any such vote, each holder is entitled to a number of votes equal to the number of shares of common stock into which the Series H Preferred held by such holder is convertible. The Company may not, without the consent of holders of a majority of the outstanding shares of Series H Preferred, (i) alter or change adversely the powers, preferences or rights given to the Series H Preferred or alter or amend the Series H Certificate of Designation, (ii) amend its Charter or other charter documents in any manner that adversely effects any rights of the holders of the Series H Preferred, or (c) enter into any agreement with respect to the foregoing.

Conversion. On such date that the Company amends its Charter to increase the number of shares of common stock authorized for issuance thereunder, to at least the extent required to convert all of the outstanding Series H Preferred, each outstanding share of Series H Preferred shall automatically be converted into one share of Company common stock (subject to adjustment under certain limited circumstances) (the “Series H Conversion Ratio”).

Liquidation. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, holders of Series H Preferred will be entitled to participate, on an as-converted-to-common stock basis calculate based on the Series H Conversion Ratio, with holders of Company common stock in any distribution of assets of the Company to holders of the Company’s common stock.

Anti-Takeover Provisions of our Articles of Incorporation and our Bylaws

Certain provisions of our articles of incorporation and bylaws contain provisions that could have the effect of delaying or discouraging another party from acquiring control of us. These provisions, which are summarized below, are designed to discourage certain types of takeover proposals that are considered coercive or inadequate. These provisions are also intended to encourage anyone seeking to acquire control of us to first negotiate with our board of directors. We believe that protecting our ability to negotiate with any unsolicited and potentially unfriendly acquirer outweigh the disadvantages of discouraging such proposals, including those that may be priced at a premium above the market price of our common stock, because, among other reasons, we may be able to improve the terms of any such proposals by negotiation.

Our articles of incorporation and bylaws include the following provisions:

● a classified board of directors with three-year staggered terms, which may delay the ability of stockholders to change the membership of a majority of our board of directors;

● no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

● the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors;

● the ability of our board of directors to authorize the issuance of shares of preferred stock and to determine the terms of those shares, including preferences and voting rights, without stockholder approval, which could adversely affect the rights of our common stockholders or be used to deter a possible acquisition of our company;

● the ability of our board of directors to alter our bylaws without obtaining stockholder approval;

● the required approval of the holders of at least two-thirds of the shares entitled to vote at an election of directors to adopt, amend or repeal our bylaws or repeal the provisions of our articles of incorporation and bylaws regarding the election and removal of directors;

● a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

● the requirement that a special meeting of stockholders may be called only by the chairman of the board of directors, the chief executive officer, the president or the board of directors, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors; and

● advance notice procedures that stockholders must comply with in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

These provisions could discourage a potential acquirer from acquiring NextTrip, Inc. or otherwise attempting to obtain control and increase the likelihood that its incumbent directors and officers will retain their positions.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Issuer Direct Corporation.

The Nasdaq Capital Market

Our common stock is listed on The Nasdaq Capital Market under the symbol “NTRP”.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a prospectus supplement. We will also indicate in the prospectus supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in the prospectus supplement, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee named in the prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus is a part, and you should read the indenture for provisions that may be important to you. Capitalized terms used in the summary and not defined in this prospectus have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

The indenture would not limit the amount of debt securities that we may issue under it. Debt securities issued under the indenture may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

●	the title and ranking of the debt securities (including the terms of any subordination provisions);

●	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the date or dates on which the principal on a particular series of debt securities is payable;

●	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

●	the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the debt securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

●	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities of a particular series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

●	the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●	the currency of denomination of the debt securities, which may be U.S. dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

●	the designation of the currency, currencies or currency units in which payment of principal of, and premium and interest on, the debt securities will be made;

●	if payments of principal of, or premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●	the manner in which the amounts of payment of principal of, and premium, if any, and interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions relating to any security provided for the debt securities;

●	any addition to, deletion of or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

●	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

●	the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

●	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

●	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the material U.S. federal income tax considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and premium, if any, and interest on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company (“DTC” or the “Depositary”) or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Legal Ownership of Securities” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. See the section of this prospectus entitled “Legal Ownership of Securities” for more information.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (a “successor person”) unless:

●	we are the surviving corporation or the successor person (if other than NextTrip, Inc.) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

●	immediately after giving effect to the transaction, no default or event of default, shall have occurred and be continuing; and

●	certain other conditions are met.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

An “event of default” means with respect to any series of debt securities, any of the following:

●	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

●	default in the payment of principal of any debt security of that series at its maturity;

●	default in the performance or breach of any other covenant or warranty by us in the indenture or any debt security (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or NextTrip, Inc. and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

●	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of NextTrip, Inc.; or

●	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any default or event of default within 30 days of becoming aware of the occurrence of such default or event of default, which notice will describe in reasonable detail the status of such default or event of default and what action we are taking or propose to take in respect thereof.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense that might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

●	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

●	the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and premium and any interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a default or event of default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each holder of the securities of that series notice of a default or event of default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such default or event of default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

●	to cure any ambiguity, defect or inconsistency;

●	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

●	to provide for uncertificated securities in addition to or in place of certificated securities;

●	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

●	to surrender any of our rights or powers under the indenture;

●	to add covenants or events of default for the benefit of the holders of debt securities of any series;

●	to comply with the applicable procedures of the Depositary;

●	to make any change that does not adversely affect the rights of any holder of debt securities;

●	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

●	to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

●	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modification or amendment. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment would:

●	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

●	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

●	reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

●	reduce the principal amount of discount securities payable upon acceleration of maturity;

●	waive a default or event of default in the payment of the principal of, or premium or interest on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

●	make the principal of, or premium or interest on, any debt security payable in a currency other than that stated in the debt security;

●	make any change to certain provisions of the indenture relating to, among other things, the right of the holders of debt securities to receive payment of the principal of, and premium and interest on, those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

●	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all of the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of the Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of cash and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, cash and/or government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide cash in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

●	we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement; and

●	any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series (a “covenant defeasance”).

The conditions include:

●	depositing with the trustee cash and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, cash and/or government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide cash in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

●	delivering to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the debt securities, will be governed by the laws of the State of New York.

The indenture provides that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture provides that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture further provides that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture further provides that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of Common Stock or Preferred Stock or for the purchase of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. If a series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent, we will so specify in the applicable prospectus supplement.

The following summary of the material terms of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all of the provisions of the warrants and any warrant agreement applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrants and any warrant agreements that contain the terms of the warrants.

The material terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the number of shares of Common Stock or Preferred Stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon exercise;

●	a summary of the terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of Preferred Stock purchasable upon exercise of warrants to purchase Preferred Stock as set forth in the certificate of designations for such series of Preferred Stock;

●	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants;

●	the date, if any, on and after which the warrants and the related debt securities, Preferred Stock or Common Stock will be separately transferable;

●	the terms of any rights to redeem or call the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	the material U.S. federal income tax consequences applicable to the warrants; and

●	any additional material terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

●	to vote, consent or received dividends;

●	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

●	exercise any rights as stockholders of NextTrip, Inc.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of Preferred Stock or Common Stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase Common Stock or Preferred Stock are exercised, the holders of the warrants will not have any rights of holders of the underlying Common Stock or Preferred Stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the Common Stock or Preferred Stock, if any.

DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, preferred stock, common stock or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights. We will provide in a prospectus supplement the following terms of the rights being issued:

●	the date of determining the stockholders entitled to the rights distribution;

●	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

●	the method by which holders of rights will be entitled to exercise;

●	the conditions to the completion of the offering, if any;

●	the withdrawal, termination and cancellation rights, if any;

●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

●	whether stockholders are entitled to oversubscription rights, if any;

●	any applicable material U.S. federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate unit agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file each unit agreement as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	the material U.S. federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

LEGAL OWNERSHIP OF SECURITIES

We may issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As discussed below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in book-entry securities will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name”. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether or how the holders contact the indirect holders is the responsibility of the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

●	the performance of third-party service providers;

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under the section entitled “Special Situations When a Global Security Will Be Terminated” in this prospectus. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

●	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations described below;

●	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as described above;

●	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

●	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

●	we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

●	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

●	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any intermediary.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be the responsibility of the investor. Investors must consult their own banks or brokers to learn how to have their interests in securities transferred to their own names so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

●	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●	if we notify any applicable trustee that we wish to terminate that global security; or

●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each time that we sell securities offered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any Common Stock issued by us under this prospectus will be listed on The Nasdaq Capital Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

TroyGould PC, Los Angeles, California, has issued an opinion regarding certain legal matters relating to the issuance of the securities offered by this prospectus on behalf of NextTrip, Inc. Additional legal matters may be passed upon for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of NextTrip, Inc. appearing in NextTrip, Inc.’s Annual Report on Form 10-K for the fiscal year ended February 28, 2025 have been audited by Haynie & Company, an independent registered public accounting firm, as stated in their report thereon, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern. Such financial statements have been incorporated herein by reference in reliance on such report given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the SEC. This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act, and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may access the registration statement of which this prospectus forms a part by visiting http://www.sec.gov.

We also maintain a website at www.sacksparente.com, through which you can access our SEC filings free of charge. The information set forth on our website is not part of this prospectus. The reference to our website address does not constitute incorporation by reference of the information contained on our website.

INFORMATION INCORPORATED BY REFERENCE

The rules of the SEC allow us to “incorporate by reference” into this prospectus information that we have filed with the SEC under the Commission File No. 001-38015. This means we can disclose important information to you without actually including the specific information in this prospectus by referring you to SEC filings that contain that information. The information incorporated by reference is considered to be a part of this prospectus, provided that it will be automatically updated and superseded by information that we file later with the SEC. This prospectus incorporates by reference the documents listed below:

●	Our Annual Report on Form 10-K for the fiscal year ended February 28, 2025, as filed with the SEC on May 29, 2025;

●	Our Quarterly Reports on Form 10-Q, as filed with the SEC on July 15, 2025, and October 15, 2025;

●	Our Current Reports on Form 8-K, as filed with the SEC on June 23, 2025; June 30, 2025; July 15, 2025; July 17, 2025; July 22, 2025; August 12, 2025; September 15, 2025; September 18, 2025; October 14, 2025; October 15, 2025; November 5, 2025; and November 19, 2025

●	Our Proxy Statement on Form 14A, as filed with the SEC on October 1, 2025;

●	the description of the Common Stock incorporated by reference to our Registration Statement on Form 8-A that was filed with the SEC on February 14, 2017, including any amendment or report filed for the purpose of updating such description, and Exhibit 4.23 to the Company’s Annual Report on Form 10-K filed with the SEC on May 29, 2025; and

●	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

Notwithstanding the foregoing, we are not incorporating by reference any documents, portions of documents, exhibits or other information that is deemed to have been furnished to, rather than filed with, the SEC.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the documents that has been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost. Any such request to us may be made by writing or telephoning our Investor Relations department at the following address and telephone number:

3900 Paseo del Sol

Santa Fe, New Mexico 87507

(954) 526-9688

You may also access these documents on our website, www.nexttrip.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses to be paid by us, other than underwriting discounts and commissions, in connection with the offering of the securities described in this registration statement. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$10,357.50
FINRA filing fee	*
Nasdaq listing fee	*
Printing expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Transfer agent and registrar fees and expenses	*
Trustee fees and expenses	*
Depositary fees and expenses	*
Warrant agent fees and expenses	*
Miscellaneous expenses	*
Total	$10.357.50

*	These fees and expenses will be based upon the number of securities offerings and the amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

The Nevada Revised Statutes provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, our best interests. In a criminal action, the director or officer must not have had reasonable cause to believe his/her conduct was unlawful. Under applicable sections of the Nevada Revised Statutes, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined the officer or director did not meet the standards.

Our bylaws include an indemnification provision under which we must indemnify any of our directors or officers, or any of our former directors or officers, to the full extent permitted by law. We have also entered into indemnification agreements with each of our directors and officers under which we must indemnify them to the full extent permitted by law. At present, there is no pending litigation or proceeding involving any of our directors or officers for which indemnification is sought, nor are we aware of any threatened litigation that is likely to result in claims for indemnification. We also maintain insurance policies that indemnify our directors and officers against various liabilities, including liabilities arising under the Securities Act, which may be incurred by any director or officer in his or her capacity as such.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of ours in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act and will be governed by the final adjudication of such issue.

We have entered into indemnification agreements with each of our directors and intend to enter into such agreements with certain of our executive officers. These agreements provide that we will indemnify each of our directors, certain of our executive officers and, at times, their affiliates to the fullest extent permitted by Nevada law. We will advance expenses, including attorneys’ fees (but excluding judgments, fines and settlement amounts), to each indemnified director, executive officer or affiliate in connection with any proceeding in which indemnification is available and we will indemnify our directors and officers for any action or proceeding arising out of that person’s services as a director or officer brought on behalf of the Company and/or in furtherance of our rights. Additionally, each of our directors may have certain rights to indemnification, advancement of expenses and/or insurance provided by their affiliates, which indemnification relates to and might apply to the same proceedings arising out of such director’s services as a director referenced herein. Nonetheless, we have agreed in the indemnification agreements that the Company’s obligations to those same directors are primary and any obligation of the affiliates of those directors to advance expenses or to provide indemnification for the expenses or liabilities incurred by those directors are secondary.

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Item 16. Exhibits.

A list of the exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Act.

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EXHIBIT INDEX

Exhibit Number	Description

2.1†	Share Exchange Agreement dated as of October 12, 2023 among Sigma Additive Solutions, Inc., NextTrip Holdings, Inc., NextTrip Group, LLC and the NextTrip Representative (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on October 13, 2023, and incorporated by reference herein).
2.2†

Membership Interest Purchase Agreement, by and among NextTrip, Inc., FSA Travel, LLC, John McMahon, as Majority Member, and the other Signatories thereto, dated February 6, 2025 (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K dated February 11, 2025, and incorporated herein by reference).

2.3

Share Exchange Agreement by and between the Company and Blue Fysh Holdings, Inc., dated February 24, 2025 (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed February 27, 2025 incorporated herein by reference).

2.4	Asset Purchase Agreement by and between the Company and Ovation, LLC, dated April 1, 2025 (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K dated April 7, 2025, and incorporated herein by reference).
2.5	Membership Interest Purchase Agreement by and among the Company, TAPipeline LLC and the Members of TAPipeline LLC, dated August 6, 2025 (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on August 12, 2025 and incorporated herein by reference).
3.1	Amended and Restated Articles of Incorporation of the Company, as amended (filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed on March 24, 2022, and incorporated herein by reference).
3.2	Certificate of Amendment to Amended and Restated Articles of Incorporation, as amended (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed August 12, 2022, and incorporated herein by reference).
3.3	Amended and Restated Bylaws of the Company, as amended. (filed by the Company as Exhibit 3.12 to the Company’s Form 10-K, filed on March 24, 2021, and incorporated herein by reference).
3.4	Amendment No. 3 to Amended and Restated Bylaws of Sigma Additive Solutions, Inc. (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed December 16, 2022, and incorporated herein by reference).
3.5	Certificate of Change Pursuant to NRS 78.209 (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed September 22, 2023 and incorporated herein by reference).
3.6	Certificate of Designation of Series F Convertible Preferred Stock (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed January 9, 2024 and incorporated herein by reference).
3.7	Certificate of Designation of Series G Convertible Preferred Stock (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed January 30, 2024 and incorporated herein by reference).
3.8	Certificate of Designation of Series H Convertible Preferred Stock (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed January 30, 2024 and incorporated herein by reference).
3.9	Certificate of Amendment, effective March 13, 2024 (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed March 12, 2024 and incorporated herein by reference).
3.10	Withdrawal of Certificate of Designation of Series A Preferred Stock (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on February 27, 2025 and incorporated herein by reference).
3.11	Withdrawal of Certificate of Designation of Series B Preferred Stock (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on February 27, 2025 and incorporated herein by reference).
3.12	Withdrawal of Certificate of Designation of Series C Preferred Stock (filed as Exhibit 3.3 to the Company’s Current Report on Form 8-K filed on February 27, 2025 and incorporated herein by reference).
3.13	Withdrawal of Certificate of Designation of Series D Preferred Stock (filed as Exhibit 3.4 to the Company’s Current Report on Form 8-K filed on February 27, 2025 and incorporated herein by reference).
3.14	Withdrawal of Certificate of Designation of Series G Preferred Stock (filed as Exhibit 3.5 to the Company’s Current Report on Form 8-K filed on February 27, 2025 and incorporated herein by reference).
3.15	Amendment to Certificate of Designation of Series I Convertible Preferred Stock (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on February 28, 2025 and incorporated herein by reference).
4.1	Form of Underwriter Common Stock Purchase Warrant (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed January 12, 2021, and incorporated herein by reference).
4.2	Form of Warrant to Purchase Common Stock (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed January 12, 2021, and incorporated herein by reference).
4.3	Warrant to Purchase Common Stock issued January 26, 2023 (filed as Exhibit 4.15 to the Company’s Annual Report on Form 10-K filed on March 30, 2023, and incorporated herein by reference).
4.4	Form of Warrant (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated February 22, 2024 and incorporated herein by reference).
4.5	Warrant by and between the Company and Alumni Capital LP, dated September 19, 2024 (filed as Exhibit 4.10 to the Company’s Quarterly Report on Form 10-Q dated July 15, 2025, and incorporated herein by reference).

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4.6	Warrant to Purchase Common Stock, dated November 1, 2024 (filed as Exhibit 4.11 to the Company’s Annual Report on Form 10-K filed on May 29, 2025 and incorporated herein by reference).
4.7	Warrant to Purchase Common Stock, dated December 3, 2024 (filed as Exhibit 4.12 to the Company’s Annual Report on Form 10-K filed on May 29, 2025 and incorporated herein by reference).
4.8	Warrant to Purchase Common Stock (Cash) issued to AOS Holdings, LLC, dated December 31, 2024 (filed as Exhibit 4.13 to the Company’s Annual Report on Form 10-K filed on May 29, 2025 and incorporated herein by reference).
4.9	Warrant to Purchase Common Stock (Cashless) issued to AOS Holdings, LLC, dated December 31, 2024 (filed as Exhibit 4.14 to the Company’s Annual Report on Form 10-K filed on May 29, 2025 and incorporated herein by reference).
4.10	Amended and Restated Warrant to Purchase Common Stock issued to SIS II LLC, dated December 31, 2024, as Amended October 1, 2025. (Filed as Exhibit 4.10 to the Company’s Registration Statement on Form S-1/A filed on October 24, 2025)
4.11	Warrant to Purchase Common Stock (Cash) issued to AOS Holdings, LLC, dated January 15, 2025 (filed as Exhibit 4.12 to the Company’s Registration Statement on Form S-1/A filed on July 29, 2025 and incorporated herein by reference).
4.12	Warrant to Purchase Common Stock (Cashless) issued to AOS Holdings, LLC, dated January 15, 2025 (filed as Exhibit 4.13 to the Company’s Registration Statement on Form S-1/A filed on July 29, 2025 and incorporated herein by reference).
4.13	Warrant to Purchase Common Stock, dated January 27, 2025 (filed as Exhibit 4.15 to the Company’s Annual Report on Form 10-K filed on May 29, 2025 and incorporated herein by reference).
4.14	Warrant to Purchase Common Stock, dated January 27, 2025 (filed as Exhibit 4.16 to the Company’s Annual Report on Form 10-K filed on May 29, 2025 and incorporated herein by reference).
4.15	Warrant to Purchase Common Stock, dated January 28, 2025 (filed as Exhibit 4.17 to the Company’s Annual Report on Form 10-K filed on May 29, 2025 and incorporated herein by reference).
4.16	Warrant to Purchase Common Stock issued to Greg Miller, dated as of February 24, 2025 (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on February 28, 2025, and incorporated herein by reference).
4.17	Warrant to Purchase Common Stock (Cash) issued to AOS Holdings, LLC, dated as of February 26, 2025 (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on February 28, 2025, and incorporated herein by reference).
4.18	Warrant to Purchase Common Stock (Cashless) issued to AOS Holdings, LLC, dated as of February 26, 2025 (filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on February 28, 2025, and incorporated herein by reference).
4.19	Warrant to Purchase Common Stock issued to AOS Holdings, LLC, dated as of February 26, 2025 (filed as Exhibit 4.4 to the Company’s Current Report on Form 8-K filed on February 28, 2025, and incorporated herein by reference).
4.20	Warrant by and between the Company and Alumni Capital LP, dated April 1, 2025 (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on April 4, 2025, and incorporated herein by reference).
4.21	Warrant by and between the Company and Alumni Capital LP, dated August 20, 2025 (filed as Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q filed on October 15, 2025, and incorporated herein by reference).
4.22***	Form of Indenture
5.1***	Opinion of TroyGould P.C.
10.1#	Form of Indemnification Agreement for directors and officers of NextTrip, Inc. (filed as Exhibit 10.4 to the Company’s Registration Statement on Form S-1/A filed on July 29, 2025 and incorporated herein by reference).
10.2#	Employment letter agreement, effective as of July 1, 2019, between the Company and Frank D. Orzechowski (filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed August 14, 2019, and incorporated herein by reference).
10.3	Securities Purchase Agreement, dated as of April 2, 2020, between the Company and Purchasers (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed April 3, 2020, and incorporated herein by reference).
10.4#	Sigma Labs, Inc. 2020 Stock Appreciation Rights Plan (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed June 29, 2020 and incorporated herein by reference).

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10.5#	Form of Stock Appreciation Rights Agreement (Employees; 2020 Stock Appreciation Rights Plan) (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed June 29, 2020 and incorporated herein by reference).
10.6	Form of Stock Appreciation Rights Agreement (Non-employee Directors; 2020 Stock Appreciation Rights Plan) (filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed June 29, 2020 and incorporated herein by reference).
10.7#	Sigma Labs, Inc. 2021 Employee Stock Purchase Plan (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed July 16, 2021 and incorporated herein by reference).
10.8#	2023 Equity Incentive Plan (filed as Exhibit 10.17 to the Company’s Registration Statement on Form S-1/A filed on July 29, 2025 and incorporated herein by reference).
10.9#	Employment letter agreement dated December 29, 2023 between Sigma Additive Solutions, Inc. and William Kerby (filed by the Company as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 3, 2024 and incorporated by reference herein).
10.10	Perpetual License Agreement, by and among the Company, NextTrip Holdings, Inc. and Promethean TV, Inc., dated as of January 26, 2024. (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed January 30, 2024 and incorporated herein by reference).
10.11	Securities Purchase Agreement by and among the Company and various purchasers, dated as of February 15, 2024 (filed as Exhibit 10.20 to the Company’s Registration Statement on Form S-1/A filed on July 29, 2025 and incorporated herein by reference).
10.12	Securities Purchase Agreement by and between the Company and Alumni Capital LP, dated September 19, 2024 (filed as Exhibit 10.23 to the Company’s Registration Statement on Form S-1/A filed on July 29, 2025 and incorporated herein by reference).
10.13	Securities Purchase Agreement by and between the Company and Alumni Capital LP, dated September 19, 2024 (filed as Exhibit 10.24 to the Company’s Registration Statement on Form S-1/A filed on July 29, 2025 and incorporated herein by reference).
10.14	Series J Preferred Stock Securities Purchase Agreement by and among the Company and various purchasers, dated as of December 31, 2024 (filed as Exhibit 10.28 to the Company’s Registration Statement on Form S-1/A filed on July 29, 2025 and incorporated herein by reference).
10.15	Series K Preferred Stock Securities Purchase Agreement by and among the Company and various purchasers, dated as of December 31, 2024 (filed as Exhibit 10.29 to the Company’s Registration Statement on Form S-1/A filed on July 29, 2025 and incorporated herein by reference).
10.16	Series M Preferred Stock Securities Purchase Agreement by between the Company and Marc Bern, dated as of December 31, 2024 (filed as Exhibit 10.30 to the Company’s Registration Statement on Form S-1/A filed on July 29, 2025 and incorporated herein by reference).
10.17	Unsecured Promissory Note by and between the Company and SIS II, LLC, dated as of December 31, 2024 (filed as Exhibit 10.31 to the Company’s Registration Statement on Form S-1/A filed on July 29, 2025 and incorporated herein by reference).
10.18	Registration Rights Agreement, dated as of December 31, 2024 (filed as Exhibit 10.32 to the Company’s Registration Statement on Form S-1/A filed on July 29, 2025 and incorporated herein by reference).
10.19	Unsecured Promissory Note by and between the Company and AOS Holdings, LLC, dated as of December 31, 2024 (filed as Exhibit 10.33 to the Company’s Registration Statement on Form S-1/A filed on July 29, 2025 and incorporated herein by reference).
10.20	Series N Preferred Stock Securities Purchase Agreement by and between the Company and The Entrust Group, Inc., dated as of January 28, 2025 (filed as Exhibit 10.34 to the Company’s Registration Statement on Form S-1/A filed on July 29, 2025 and incorporated herein by reference).
10.21	Securities Purchase Agreement by and between the Company and 1800 Diagonal Lending LLC, dated February 4, 2025 (filed as Exhibit 10.38 to the Company’s Annual Report on Form 10-K filed on May 29, 2025 and incorporated herein by reference).
10.22	Promissory Note by and between the Company and 1800 Diagonal Lending LLC, dated February 4, 2025 (filed as Exhibit 10.39 to the Company’s Annual Report on Form 10-K filed on May 29, 2025 and incorporated herein by reference).
10.23	Series I Preferred Stock Securities Purchase Agreement by and between the Company and, dated as of February 24, 2025 (filed as Exhibit 10.37 to the Company’s Registration Statement on Form S-1/A filed on July 29, 2025 and incorporated herein by reference).

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10.24	Debt Conversion Agreement, dated as of February 24, 2025, by and between the Company and Greg Miller (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on February 28, 2025 and incorporated herein by reference).
10.25	Related Party Debt Conversion Agreement, dated as of February 24, 2025, by and between the Company and William Kerby (filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on February 28, 2025 and incorporated herein by reference).
10.26	Related Party Debt Conversion Agreement, dated as of February 24, 2025, by and between the Company and Donald P. Monaco (filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on February 28, 2025 and incorporated herein by reference).
10.27	Equity Investment Agreement, dated as of February 26, 2025, by and between AOS Holdings LLC and the Company (filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on February 28, 2025 and incorporated herein by reference).
10.28	Debt Exchange Agreement, dated as of February 26, 2025, by and between AOS Holdings LLC and the Company (filed as Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on February 28, 2025 and incorporated herein by reference).
10.29	Consulting Agreement, dated as of February 26, 2025, by and between AOS Holdings LLC and the Company (filed as Exhibit 10.7 to the Company’s Current Report on Form 8-K filed on February 28, 2025 and incorporated herein by reference).
10.30	Securities Purchase Agreement by and between the Company and Alumni Capital LP, dated April 1, 2025 (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 4, 2025 and incorporated herein by reference).
10.31	Promissory Note by and between the Company and Alumni Capital LP, dated April 1, 2025 (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on April 4, 2025 and incorporated herein by reference).
10.32	License Agreement by and between the Company and Ovation, LLC, dated April 1, 2025 (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 7, 2025 and incorporated herein by reference).
10.33

Unsecured Promissory Note ($500,000) by and between NextTrip Holdings, Inc. and Donald P. Monaco Insurance Trust, dated April 9, 2025 (filed as Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q filed on July 15, 2025 and incorporated herein by reference).

10.34	Unsecured Promissory Note ($145,000) by and between NextTrip Holdings, Inc. and Donald P. Monaco Insurance Trust, dated April 9, 2025 (filed as Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q filed on July 15, 2025 and incorporated herein by reference).
10.35	Line of Credit Agreement, dated May 6, 2025 (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 8, 2025 and incorporated herein by reference).
23.1***	Consent of Haynie & Company.
23.2***	Consent of TroyGould PC (included in Exhibit 5.1).
24.1***	Power of Attorney. (included on the signature page to this Registration Statement)
25.1**††	Statement of Eligibility of trustee on Form T-1
107***	Filing Fee Table.

#	Indicates a management contract or compensatory plan or arrangement.
*	Filed herewith.
**	If applicable, to be filed by an amendment or as an exhibit to a report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, and incorporated by reference.
***	Previously filed
†	Portions of the exhibit, marked by brackets, have been omitted because the omitted information (i) is not material and (ii) would likely cause competitive harm if publicly disclosed.
††	To be filed pursuant to Rule 305(b)(2) of the Trust Indenture Act, as amended

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SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 21, 2025	NEXTTRIP, INC.
a Nevada corporation

	By:	/s/ William Kerby
William Kerby
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below hereby constitutes and appoints William Kerby and Frank Orzechowski, and each of them, as his true and lawful attorneys-in-fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post-affective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact proxy, and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

In accordance with the Exchange Act, this Report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

NAME	TITLE	DATE

/s/ William Kerby	Chief Executive Officer and Director	November 21, 2025
William Kerby	(Principal Executive Officer)

*	Chief Financial Officer	November 21, 2025
Frank Orzechowski	(Principal Financial and Accounting Officer)

*	Chair of the Board of Directors	November 21, 2025
Donald P. Monaco

*	Director	November 21, 2025
Jimmy Byrd

*	Director	November 21, 2025
Carmen Diges

*	Director	November 21, 2025
David Jiang

*	Director	November 21, 2025
Stephen Kircher

*	Director	November 21, 2025
Andy Kaplan

*	By:	/s/ William Kerby
William Kerby
Attorney-in-Fact

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